UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2017
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 31, 2017, Air Transport Services Group, Inc. (“ATSG” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) and Red Mountain Partners, L.P. (the “Selling Stockholder”).  Pursuant to the Underwriting Agreement, the Selling Stockholder agreed to sell 3,806,374 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) to the Underwriter at a price of $22.42 per share. The Underwriting Agreement also granted the Underwriter an option to purchase up to an additional 570,956 Common Shares from the Selling Stockholder (the “Over-Allotment Option”). The Underwriter exercised the Over-Allotment Option in full on June 1, 2017.
 Pursuant to the Underwriting Agreement, the Company agreed to purchase 380,637 shares of Common Stock from the Underwriter, at a price per share equal to the price being paid by the Underwriter to the Selling Stockholder, resulting in an aggregate purchase price of $8,533,881 (the “Share Repurchase”). The Share Repurchase will be made as a part of the stock repurchase program authorized by the Company’s board of directors in August 2014, as amended by the board in May 2016. The Company expects to fund the Share Repurchase with cash on hand and/or borrowings under its revolving credit line.
The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by the Company and the Selling Stockholder against certain liabilities and customary contribution provisions in respect of those liabilities.
The Underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. The Underwriter and its affiliates have received, or may in the future receive, customary fees and commissions for these transactions. In addition, affiliates of the Underwriter are lenders under the Company’s senior syndicated credit agreement entered into in May 2011, as amended.
The sale of the Common Stock by the Selling Stockholder is being made pursuant to the Company's effective shelf registration statement that was filed with the Securities and Exchange Commission ("SEC") on May 31, 2017 (Registration No. 333-218367). The offering is being made only by means of the prospectus supplement and the accompanying prospectus. The sale of the Common Stock is expected to close on June 6, 2017.
 The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
The legal opinion relating to the Common Shares and the Over-Allotment Option is attached as Exhibit 5.1.
Copies of the press releases issued on May 31, 2017 regarding the sale of the Common Stock by the Selling Stockholder and regarding the Share Repurchase are attached as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 31, 2017, by and among Air Transport Services, Inc., Red Mountain Partners, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Counsel.
23.1	Consent of Counsel (included in Exhibit 5.1).
99.1	Press release issued by Air Transport Services, Inc. on May 31, 2017, announcing the secondary public offering.
99.2	Press release issued by Air Transport Services, Inc. on May 31, 2017, announcing the pricing of the secondary public offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	June 2, 2017